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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 7, 2006

                           Health Fitness Corporation
             (Exact name of Registrant as Specified in its Charter)

                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


       0-25064                                                   41-1580506
(Commission File Number)                                       (IRS Employer
                                                             Identification No.)

                      3600 American Boulevard W., Suite 560
                          Minneapolis, Minnesota 55431
              (Address of Principal Executive Offices and Zip Code)

                                 (952) 831-6830
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On April 7, 2006, Mr. Cary Musech advised the Board of Directors of Health Fitness Corporation that he will not stand for re-election as a director at our next annual meeting, scheduled to be held on May 23, 2006. Mr. Musech will continue to serve as a director, and member of our Finance Committee, until such time as the next annual meeting is held. There were no disagreements on any matter relating to our operations, policies or practices in connection with Mr. Musech's decision to not stand for re-election.

                  Mr. Musech joined the Board of Directors in December 2003 in connection with an investment by Bayview Capital Partners LP. Effective November 15, 2005, we redeemed all outstanding shares of Series A Convertible Preferred Stock, all of which was owned by Bayview Capital Partners, together with substantially all warrants held by Bayview Capital Partners to acquire common stock. Bayview Capital Partners no longer currently owns a significant amount of our securities.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2006

                                            HEALTH FITNESS CORPORATION

                                            By  /s/ Wesley W. Winnekins
                                                --------------------------------
                                                Wesley W. Winnekins
                                                Chief Financial Officer